EXHIBIT 4.18


                                                         Return after filing to:
                                             Wachovia Bank, National Association
                                                                         PA 1246
                                                          123 South Broad Street
                                                          Philadelphia, PA 19109
                                                 Attn: Kathleen M. Hedrich, V.P.

                FOURTH AMENDMENT TO MORTGAGE, SECURITY AGREEMENT
                ------------------------------------------------
                         AND FIXTURE FINANCING STATEMENT
                         -------------------------------

         THIS FOURTH AMENDMENT TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (the "Amendment"), made as of March 18, 2004, is by and between WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association, with offices located at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the "Mortgagee") and RESISTANCE TECHNOLOGY, INC., a Minnesota corporation having its principal place of business at 1260 Red Fox Road, Arden Hills, Minnesota 55112 (the "Mortgagor").

                                   BACKGROUND
                                   ----------

         A. The Mortgagor, the Mortgagee, Selas Corporation of America (the "Borrower"), Deuer Manufacturing, Inc. ("Deuer"), RTI Export, Inc. ("RTIE"), and RTI Electronics, Inc. ("RTI Electronics" and, together with the Mortgagor, collectively, the "Guarantors") entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Existing Credit Agreement"), pursuant to which the Mortgagee made available to the Borrower (i) certain term loans (collectively, the "Existing Term Loans"), and (ii) a revolving credit facility (the "Existing Revolving Credit Facility").

         B. The Existing Term Loans are evidenced by, INTER ALIA, the following promissory notes executed by the Borrower in favor of the Mortgagee: (i) Term Note D dated as of June 30, 1999 ("Term Note D"), (ii) Term Note E dated as of January 19, 2001 ("Term Note E"), and (iii) Term Note F dated as of January 19, 2001 ("Term Note F" and, together with Term Note D and Term Note E, collectively, the "Existing Term Notes"). The Existing Revolving Credit Facility is evidenced by, INTER ALIA, an Amended and Restated Revolving Credit Note dated as of January 19, 2001 executed by the Borrower in favor of the Mortgagee (the "Existing Revolving Credit Note").

         C. The Mortgagee, through the Mortgagee's London Branch ("London Branch"), and Selas SAS (formerly known as Selas S.A.), a corporation organized under the laws of France and a subsidiary of the Borrower ("Selas SAS"), entered into that certain Facility Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002, and amended by that certain First Amendment to Amended and Restated Facility Agreement dated as of

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January 16, 2003, that certain Second Amendment to Amended and Restated Facility
Agreement dated as of February 27, 2003, and that certain Third Amendment to Amended and Restated Facility Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS Facility Agreement"), pursuant to which the Mortgagee provided to Selas SAS a discretionary overdraft facility (the "Existing
Overdraft Facility"), as evidenced by certain documents executed in connection with the Existing Overdraft Facility.

         D. The Mortgagee, through its London Branch, and Selas SAS also entered into that certain term loan agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, and amended by that certain First Amendment to Selas SAS 2000 Term Loan Agreement dated as of January 16, 2003, that certain Second Amendment to Selas SAS 2000 Term Loan Agreement dated as of February 27, 2003, and that certain Third Amendment to Selas SAS 2000 Term Loan Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS 2000 Term Loan Agreement") pursuant to which the Mortgagee made a term loan to Selas SAS (the "Existing Selas SAS 2000 Term Loan"), as evidenced by certain documents executed in connection with the Existing Selas SAS 2000 Term Loan.

         E. The Borrower, the Guarantors, Deuer, RTIE, Selas SAS, CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France and a subsidiary of the Borrower ("CFR") and the Mortgagee entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002, as amended by that certain First Amendment to Second Waiver and Amendment Agreement dated as of June 24, 2002, that certain Second Amendment to Second Waiver and Amendment Agreement dated as of July 30, 2002, that certain Third Amendment to Second Waiver and Amendment Agreement dated as of November 14, 2002, that certain Fourth Amendment to Second Waiver and Amendment Agreement dated as of January 16, 2003, that certain Fifth Amendment to Second Waiver and Amendment Agreement dated as of February 21, 2003, that certain Sixth Amendment to Second Waiver and Amendment Agreement dated as of February 27, 2003, and that certain Seventh Amendment to Second Waiver and Amendment Agreement dated as of March 7, 2003 (as amended, the "Second Waiver Agreement"), pursuant to which the Mortgagee agreed, among other things, to provide the Borrower with a supplemental credit facility (the "Existing Supplemental Credit Facility") as evidenced by that certain Supplemental Credit Facility Note dated as of April 15, 2002 (the "Existing Supplemental Credit Facility Note" and, with the Existing Term Notes, the Existing Revolving Credit Note and certain documents executed in connection with the Existing Overdraft Facility and the Existing Selas SAS 2000 Term Loan, collectively, the "Existing Notes").

         F. The Mortgagor guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Mortgagee, pursuant to that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTI Surety Agreement").

         G. The Mortgagor guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Mortgagee, pursuant to that certain Unconditional Guaranty of the Mortgagor dated as of January 10, 2000 (the "RTI Guaranty").


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         H. As security for any and all indebtedness, liabilities and obligations of the Mortgagor to the Mortgagee, the Mortgagor, pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, and recorded on August 17, 1999 in the Office of the Recorder of Ramsey County, Minnesota (the "Recorder's Office") as Document No. 3263329, as amended by that certain First Amendment to Mortgage, Security Agreement and Fixture Financing Statement dated as of January 10, 2000 and recorded in the Recorder's Office on March 21, 2000 as Document No. 3312490, as further amended by that certain Second Amendment to Mortgage, Security Agreement and Fixture Financing Statement dated as of November 20, 2001 and recorded in the Recorder's Office on December 24, 2001 as Document No. 3454614, as further amended by that certain Third Amendment to Mortgage, Security Agreement and Fixture Financing Statement dated as of April 15, 2002 and recorded in the Recorder's Office on May 9, 2002 as Document No. 3498400 (as amended, the "Mortgage"), granted to the Mortgagee a first mortgage lien on certain real property of the Mortgagor and improvements thereon located in Ramsey County, Minnesota (the "Minnesota Property") as more fully described on the attached Exhibit "A." The Existing Credit Agreement, the Existing Notes, the RTI Surety Agreement, the RTI Guaranty, the Mortgage and all documents, instruments and agreements executed in connection therewith are referred to hereinafter collectively as the "Existing Credit Documents."

         I. The Borrower, the Mortgagor and RTIE have requested that the Mortgagee amend, restate and consolidate the terms and conditions of the Existing Credit Documents, and the Mortgagee has agreed to do so upon and subject to the terms and conditions of that certain Amended, Restated and Consolidated Loan Agreement, dated as of the date hereof, by and among the Borrower, the Mortgagor, RTIE and the Mortgagee (the "Agreement").

         J. Pursuant to the Agreement the Mortgagee has agreed to make available to the Borrower (i) a revolving credit facility (the "Revolving Credit Facility"), evidenced by that certain Amended and Restated Revolving Credit Facility Note in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), dated as of even date herewith (the "Revolving Credit Facility Note"), and (ii) a term loan (the "Term Loan"), evidenced by that certain Amended, Restated and Consolidated Term Loan Note in the original principal amount of Five Million Five Hundred Eight Thousand Four Hundred Sixty Nine and 92/100 Dollars ($5,508,469.92), dated as of even date herewith (the "Term Note").

         K. As a condition precedent to the execution of and performance under the Agreement by the Mortgagee, the Mortgagee has required that the Mortgagor and the other Guarantors execute and deliver that certain Amended, Restated and Consolidated Guaranty (the "Guaranty"), dated as of even date herewith, pursuant to which the Mortgagor and the other Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Mortgagee. The Agreement, the Term Note, the Revolving Credit Facility Note, the Guaranty and all documents, agreements and instruments executed in connection therewith are referred to herein collectively as the "Restructuring Documents."

         L. In order to further secure the obligations of the Mortgagor to the Mortgagee under the Agreement, the Guaranty and the other Loan Documents, the Mortgagor has requested that the Mortgagor execute this Amendment, amending certain terms contained in the Mortgage and

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the Mortgagor acknowledges that the Mortgagee would not have entered into the
Agreement without the execution and delivery by the Mortgagor of this Amendment.

         NOW THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.

         2. Amendments to Mortgage.

            (a) The defined term "Note" as used in the Mortgage is hereby amended to mean the Term Note and the Revolving Credit Facility Note and to include the obligations of the Mortgagor in respect of the Term Note and the Revolving Credit Facility Note in the obligations secured by the Mortgage. Any reference to the singular term "Note" in the Mortgage shall be deemed to be a reference to the plural term "Notes."

            (b) The defined term "Credit Documents" as used in the Mortgage is hereby amended to mean the Restructuring Documents and any and all other documents, instruments and agreements evidencing or relating to the Liabilities and all amendments, modifications or restatements of the same.

            (c) The defined term "Liabilities" as used in the Mortgage is hereby amended to mean any and all loans, advances, debts, liabilities, obligations, covenants and duties of the Mortgagor to the Mortgagee, now existing or hereafter arising, including without limitation, all obligations or liabilities under the Existing Credit Documents, as amended, restated and consolidated by the Restructuring Documents.

            (d) All references in the Mortgage to the "Mortgage" are hereby amended to mean the Mortgage as amended by this Amendment.

            (e) Section 6.01 of the Mortgage is hereby amended in its entirety to read as follows:

         "Section 6.01. Events of Default. An Event of Default under any Credit Document shall be an Event of Default hereunder."

         3. Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that as of the date hereof:

            (a) Mortgagor has the power to execute, perform and deliver this Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith;



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            (b) The Mortgage, as amended by this Amendment, is a binding and legally enforceable obligation of Mortgagor enforceable in accordance with its terms; and

            (c) Mortgagor has no defenses, setoffs, and/or counterclaims to its obligations under the Mortgage, as amended by this Amendment, and the documents, instruments, and agreements executed in connection therewith and herewith.

         4. No Novation. Except as expressly modified and amended by this Amendment, the Mortgage shall remain in full force and effect in accordance with its terms. This Amendment does not represent in any way satisfaction of the indebtedness evidenced by the Note. It is the intention of the parties hereto that this Amendment shall not constitute a novation of the Note or any of the other Existing Credit Documents, or the indebtedness and obligations evidenced or secured thereby, and shall in no way adversely affect or impair the lien priority of the Mortgage. Mortgagor hereby ratifies, reaffirms, and confirms the Mortgage and the obligations secured thereby.

         5. Confirmation of Collateral. Mortgagor hereby represents, warrants and reaffirms to Mortgagee that: (a) it is the intention of the parties to this Amendment that all existing collateral security held by Mortgagee shall continue to serve as collateral for the Mortgagor's obligations under the Credit Documents, and (b) the Mortgage shall continue in full force and legal effect until Mortgagor's obligations to Mortgagee are paid in full.

         6. Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting such provisions in any other jurisdiction, or affecting the remaining provisions in that or any other jurisdiction and to this end the provisions of this Amendment are declared to be severable.

         7. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Minnesota.

         8. Successors and Assigns. All provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Integration. This Amendment and the other Credit Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         10. Receipt of Copy. Mortgagor hereby acknowledges receipt of a true, correct and complete copy of this Amendment as of the day and year first above written.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer, under seal, on the day and year first above written.

WITNESS:                                RESISTANCE TECHNOLOGY, INC.


By:                                     By:
    --------------------------------        ------------------------------------
    Name:                                   Name:  Robert F. Gallagher
    Title:                                  Title: Chief Financial Officer


                                        WACHOVIA BANK,
                                        NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                            Name:  Kathleen M. Hedrich
                                            Title: Vice President



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STATE OF                     :
                             :      ss.
COUNTY OF                    :


         On this ____ day of March 2004, before me, a Notary Public, Robert F. Gallagher, the undersigned officer, personally appeared, who acknowledged himself/herself to be Chief Financial Officer of RESISTANCE TECHNOLOGY, INC., a Minnesota business corporation and that he/she as such officer, being authorized to do so, executed the foregoing agreement for the purpose therein contained by signing the name of the corporation by himself/herself as such officer.

         WITNESS my hand and Notorial seal, the day and year aforesaid.


                                                    ----------------------------
                                                    Notary Public

COMMONWEALTH OF PENNSYLVANIA :
                             :      ss.
COUNTY OF                    :


         On this ____ day of March 2004, before me, a Notary Public, Kathleen M. Hedrich, the undersigned officer, personally appeared, who acknowledged himself/herself to be Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association, and that he/she as such officer, being authorized to do so, executed the foregoing agreement for the purpose therein contained by signing the name of the association by himself/herself as such officer.

         WITNESS my hand and Notorial seal, the day and year aforesaid.


                                                    ----------------------------
                                                    Notary Public


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                                    EXHIBIT A

                                LEGAL DESCRIPTION